Press Release

Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES RECORD EARNINGS AND
INCREASE TO QUARTERLY DIVIDEND

RED BANK, NEW JERSEY, October 25, 2018…OceanFirst Financial Corp. (NASDAQ:“OCFC”), (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), today announced that net income was $24.1 million, or $0.50 per diluted share, for the three months ended September 30, 2018, as compared to $12.8 million, or $0.39 per diluted share, for the corresponding prior year period. For the nine months ended September 30, 2018, net income was $45.2 million, or $0.95 per diluted share, as compared to $32.5 million, or $0.98 per diluted share, for the corresponding prior year period.
The results of operations for the three and nine months ended September 30, 2018 include merger related expenses and branch consolidation expenses, which decreased net income, net of tax benefit, by $1.6 million and $22.9 million, respectively. Excluding these items, core earnings for the three and nine months ended September 30, 2018 were $25.7 million, or $0.53 per diluted share, and $68.1 million, or $1.44 per diluted share, respectively. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related and branch consolidation expenses).

Highlights for the quarter are described below:

•	Achieved record quarterly core earnings, with core diluted earnings per share increasing 15% over the prior linked quarter.

•
Return on average assets for the three months ended September 30, 2018 of 1.26% and return on average tangible stockholders’ equity of 14.39%, while core return on average assets was 1.35% and core return on average tangible stockholders’ equity was 15.35%.

•	Increased the quarterly cash dividend by $0.02, or 13%, to $0.17 per share.

•
Announced the planned acquisition of Capital Bank of New Jersey (“Capital Bank”). Capital Bank is an in-market opportunity that provides an excellent funding base with a 0.46% average cost of deposits and a 70.0% loan-to-deposit ratio.

Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased to report exceptional results for the quarter with record core earnings of $25.7 million and core diluted earnings per share of $0.53. Core expenses decreased by $5.0 million, as compared to the prior linked quarter, benefiting from the branch consolidations and systems integrations completed during the second quarter, and lowering our core efficiency ratio to 53.7%. Our loan to deposit ratio remained steady at 95%, while the cost of deposits increased only four basis points to 0.39%, remaining one of the most competitive in our peer group.” Mr. Maher added, “We announced today, our plans to acquire Capital Bank of New Jersey. This acquisition provides a great opportunity to enhance OceanFirst’s deposit market share and continue our strategic growth plans.”
On October 25, 2018, the Company announced the execution of a definitive agreement and plan of merger (the “merger agreement”) with Capital Bank. The transaction is subject to receipt of the approval of Capital Bank’s stockholders and required regulatory approval. Subject to receipt of those approvals and fulfillment of other customary closing conditions, the Company expects to close the transaction in the first quarter of 2019.

The Company also announced that the Company’s Board of Directors declared its eighty-seventh consecutive quarterly cash dividend on common stock. The dividend, related to the three months ended September 30, 2018, of $0.17 per share will be paid on November 16, 2018 to stockholders of record on November 5, 2018.
Results of Operations
On January 31, 2018, the Company completed its acquisition of Sun Bancorp Inc. (“Sun”) and its results of operations from February 1, 2018 through September 30, 2018 are included in the consolidated results for the three and nine months ended September 30, 2018, but are not included in the results of operations for the corresponding prior year periods.
Net income for the three months ended September 30, 2018, was $24.1 million, or $0.50 per diluted share, as compared to $12.8 million, or $0.39 per diluted share, for the corresponding prior year period. Net income for the nine months ended September 30, 2018, was $45.2 million, or $0.95 per diluted share, as compared to $32.5 million, or $0.98 per diluted share, for the corresponding prior year period. Net income for the three and nine months ended September 30, 2018, included merger related and branch consolidation expenses, which decreased net income, net of tax benefit, by $1.6 million and $22.9 million, respectively. Net income for the three and nine months ended September 30, 2017 included merger related and branch consolidation expenses, which decreased net income, net of tax benefit, by $2.1 million and $8.6 million, respectively. Excluding these items, net income for the three and nine months ended September 30, 2018 increased over the same prior year period, primarily due to the acquisition of Sun and the expense savings from the successful integration during 2017 of Ocean Shore Holding Co. (“Ocean Shore”) which was acquired on November 30, 2016.
Net interest income for the three and nine months ended September 30, 2018, increased to $61.5 million and $178.7 million, respectively, as compared to $43.1 million and $126.7 million, respectively, for the same prior year periods, reflecting an increase in interest-earning assets and a higher net interest margin. Average interest-earning assets increased by $1.830 billion and $1.700 billion for the three and nine months ended September 30, 2018, respectively, as compared to the same prior year periods. The averages for the three and nine months ended September 30, 2018, were favorably impacted by $1.636 billion and $1.509 billion, respectively, of interest-earning assets acquired from Sun. Average loans receivable, net, increased by $1.662 billion and $1.464 billion for the three and nine months ended September 30, 2018, respectively, as compared to the same prior year periods. The increases attributable to the acquisition of Sun were $1.398 billion and $1.279 billion, respectively. The net interest margin for the three and nine months ended September 30, 2018 increased to 3.64% and 3.68%, from 3.50% and 3.54%, respectively, for the same prior year periods. The net interest margin benefited from the accretion of purchase accounting adjustments on the Sun acquisition of $2.8 million and $8.2 million for the three and nine months ended September 30, 2018, respectively; and to a lesser extent the impact of Federal Reserve interest rate increases. For the three and nine months ended September 30, 2018, the cost of average interest-bearing liabilities increased to 0.74% and 0.66%, respectively, from 0.50% and 0.49%, respectively, in the corresponding prior year periods. The total cost of deposits (including non-interest bearing deposits) was 0.39% and 0.36% for the three and nine months ended September 30, 2018, respectively, as compared to 0.29% and 0.28%, respectively, in the same prior year periods.
Net interest income for the three months ended September 30, 2018, increased by $57,000, as compared to the prior linked quarter, as average interest-earning assets increased by $42.5 million. The net interest margin decreased to 3.64% for the three months ended September 30, 2018, as compared to 3.70% for the prior linked quarter. The total cost of deposits (including non-interest bearing deposits) was 0.39% for the three months ended September 30, 2018, as compared to 0.35% for three months ended June 30, 2018.
For the three and nine months ended September 30, 2018, the provision for loan losses was $907,000 and $3.0 million, respectively, as compared to $1.2 million and $3.0 million, respectively, for the corresponding prior year periods, and $706,000 in the prior linked quarter. Net loan charge-offs were $777,000 and $1.9 million for the three and nine months ended September 30, 2018, respectively, as compared to net loan charge-offs of $1.1 million and $1.6 million, respectively, in the corresponding prior year periods, and net loan charge-offs of $832,000 in the prior linked quarter. Non-performing loans totaled $19.2 million at September 30, 2018, as compared to $18.1 million at June 30, 2018 and $15.1 million at September 30, 2017.
For the three and nine months ended September 30, 2018, other income increased to $8.3 million and $26.1 million, respectively, as compared to $7.4 million and $20.3 million, respectively, for the corresponding prior year periods. The increases were primarily due to the impact of the Sun acquisition, which added $2.3 million and $6.1 million to other income for the three and nine months ended September 30, 2018, respectively, as compared to the same prior year periods. Excluding the Sun acquisition, the decrease in other income for the three months ended September 30, 2018, was primarily due to an increase in the loss from real estate operations of $2.0 million, of which $900,000 related to a write-down attributable to a hotel, golf, and banquet facility, partially offset by increases in fees and service charges of $449,000. Excluding the Sun acquisition, the decrease in other income for the nine months ended September 30, 2018, was primarily due to an increase in the loss from real estate operations of $2.8 million, of which $1.4 million related to the year-to-date write-down on the property noted above, partially offset by increases in fees and service charges of $763,000, an increase in the gain on sales of loans of $580,000, mostly related to the sale of one non-performing commercial loan relationship during the first quarter of 2018, rental income of $491,000 received primarily for January and February 2018 on the Company’s acquired administrative office, and increased bankcard services revenue of $443,000.
For the three months ended September 30, 2018, other income decreased by $598,000, as compared to the prior linked quarter. The decrease was primarily due to an increase in the loss from real estate operations of $601,000, decreases in fees and service charges of $405,000, and the decrease in the gain on investment securities of $245,000, partially offset by net fees on loan level interest rate swap transactions of $678,000. The decrease in fees and service charges is the result of the planned temporary waiver of fees and service charges on Sun accounts during the transition to the Bank’s account products.

Operating expenses increased to $39.5 million and $147.3 million for the three and nine months ended September 30, 2018, respectively, as compared to $30.7 million and $98.8 million, respectively, in the same prior year periods. Operating expenses for the three and nine months ended September 30, 2018, included $2.0 million and $28.8 million, respectively, of merger related and branch consolidation expenses, as compared to $3.2 million and $13.2 million, respectively, in the same prior year periods. Excluding the impact of merger and branch consolidation expenses, the increase in operating expenses over the prior year was primarily due to the Sun acquisition, which added $8.2 million and $27.5 million for the three and nine months ended September 30, 2018, respectively. Excluding the Sun acquisition, the remaining increase in operating expenses for the three months ended September 30, 2018 over the prior year period was primarily due to increases in compensation and employee benefits expense of $852,000 as a result of higher incentive and stock plan expenses, occupancy expense of $402,000, equipment expense of $296,000, and marketing expenses of $208,000. Excluding the Sun acquisition, the remaining increase in operating expenses for the nine months ended September 30, 2018 over the prior year period was primarily due to increases in compensation and employee benefits expense of $3.2 million as a result of higher incentive and stock plan expenses, occupancy expenses of $1.2 million, and service bureau expense of $838,000.
For the three months ended September 30, 2018, operating expenses, excluding merger and branch consolidation expenses, decreased by $5.0 million, as compared to the prior linked quarter. The decrease was primarily due to the full integration of Sun to the Bank’s platform with decreases in compensation and employee benefits expense of $3.6 million, service bureau expenses of $542,000, professional fees of $331,000, and check card processing expense of $317,000.
The provision for income taxes was $5.3 million and $9.3 million for the three and nine months ended September 30, 2018, respectively, as compared to $5.7 million and $12.7 million, respectively, for the same prior year periods. The effective tax rate was 18.0% and 17.1% for the three and nine months ended September 30, 2018, respectively, as compared to 30.8% and 28.0%, respectively, for the same prior year periods. The lower effective tax rate for the three and nine months ended September 30, 2018 primarily resulted from the Tax Cuts and Jobs Act (“Tax Reform”) enacted during the fourth quarter of 2017. In addition, the State of New Jersey enacted new legislation on July 1, 2018, creating a temporary surtax effective for tax years 2018 through 2021, and requiring companies to file combined tax returns beginning 2019. The new legislation did not impact the Company’s deferred tax asset or state income tax expense for the three and nine months ended September 30, 2018. The Company will continue to evaluate the effect of this legislation on tax expense in future periods.
Financial Condition
Total assets increased by $2.147 billion, to $7.563 billion at September 30, 2018, from $5.416 billion at December 31, 2017, primarily as a result of the acquisition of Sun, which added $2.043 billion to total assets. Restricted equity investments increased by $37.4 million, to $57.1 million at September 30, 2018, from $19.7 million at December 31, 2017, primarily due to the addition of Federal Reserve Bank stock as a result of converting to a national bank charter. Loans receivable, net, increased by $1.578 billion, to $5.544 billion at September 30, 2018 from $3.966 billion at December 31, 2017, primarily due to acquired loans of $1.517 billion as well as purchased loans totaling $146.7 million. As part of the acquisition of Sun, the Company’s goodwill balance increased to $338.1 million at September 30, 2018, from $150.5 million at December 31, 2017, and the core deposit intangible increased to $18.0 million, from $8.9 million at December 31, 2017.
Deposits increased by $1.511 billion, to $5.854 billion at September 30, 2018, from $4.343 billion at December 31, 2017, due to acquired deposits of $1.616 billion. The loan-to-deposit ratio at September 30, 2018 was 94.7%, as compared to 91.3% at December 31, 2017. Federal Home Loan Bank advances increased by $168.1 million, to $456.8 million at September 30, 2018, from $288.7 million at December 31, 2017 due to the acquisition of Sun and to fund loan growth.
Stockholders’ equity increased to $1.030 billion at September 30, 2018, as compared to $601.9 million at December 31, 2017. The acquisition of Sun added $402.6 million to stockholders’ equity. At September 30, 2018, there were 1.8 million shares available for repurchase under the Company’s stock repurchase programs. For the nine months ended September 30, 2018, the Company did not repurchase any shares under these repurchase programs. During 2018, the Company contributed an additional $8.4 million to the existing Employee Stock Ownership Plan. The purchased shares will be allocated to employees over the next nine years. Tangible stockholders’ equity per common share increased to $13.93 at September 30, 2018, as compared to $13.58 at December 31, 2017.
Asset Quality
The Company’s non-performing loans decreased to $19.2 million at September 30, 2018, as compared to $20.9 million at December 31, 2017. The decrease was primarily due to the sale of one commercial loan relationship during the first quarter of 2018. Non-performing loans do not include $9.7 million of purchased credit-impaired (“PCI”) loans acquired in the Sun, Ocean Shore, Cape Bancorp, Inc. (“Cape”), and Colonial American Bank (“Colonial American”) acquisitions (“Acquisition Transactions”). The Company’s other real estate owned totaled $6.2 million at September 30, 2018, as compared to $8.2 million at December 31, 2017. The decrease was primarily due to a $1.4 million write-down attributable to a hotel, golf, and banquet facility. The Company has executed a letter of intent with a qualified buyer at the current carrying value with the closing expected prior to year-end.
At September 30, 2018, the Company’s allowance for loan losses was 0.30% of total loans, a decrease from 0.40% at December 31, 2017. These ratios exclude existing fair value credit marks of $34.4 million at September 30, 2018 on loans acquired from the Acquisition Transactions, and $17.5 million at December 31, 2017 on loans acquired from Ocean Shore, Cape and Colonial American. These loans were acquired at fair value with no related allowance for loan losses. The allowance for loan losses as a percent of total non-performing loans was 87.43% at September 30, 2018 as compared to 75.35% at December 31, 2017.

Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses and additional income tax expense related to Tax Reform enacted in the fourth quarter of 2017, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday, October 26, 2018 at 11:00 a.m. Eastern time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10124270 from one hour after the end of the call until January 24, 2019. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $7.6 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$148,362	$254,469	$109,613	$255,258
Debt securities available-for-sale, at estimated fair value	100,015	100,369	81,581	67,133
Debt securities held-to-maturity, net (estimated fair value of $864,173 at September 30, 2018, $906,989 at June 30, 2018, $761,660 at December 31, 2017, and $746,497 at September 30, 2017)	883,540	922,756	764,062	733,983
Equity investments, at estimated fair value	9,519	9,539	8,700	8,714
Restricted equity investments, at cost	57,143	66,981	19,724	18,472
Loans receivable, net	5,543,959	5,553,035	3,965,773	3,870,109
Loans held-for-sale	732	919	241	338
Interest and dividends receivable	20,822	19,669	14,254	13,627
Other real estate owned	6,231	7,854	8,186	9,334
Premises and equipment, net	112,320	113,782	101,776	64,350
Bank Owned Life Insurance	221,190	219,853	134,847	134,298
Deferred tax asset	59,052	59,283	1,922	29,795
Assets held for sale	7,552	10,269	4,046	5,241
Other assets	36,094	40,204	41,895	15,634
Core deposit intangible	17,954	18,949	8,885	9,380
Goodwill	338,104	338,972	150,501	148,134
Total assets	$7,562,589	$7,736,903	$5,416,006	$5,383,800
Liabilities and Stockholders’ Equity
Deposits	$5,854,250	$5,819,406	$4,342,798	$4,350,259
Federal Home Loan Bank advances	456,806	674,227	288,691	259,186
Securities sold under agreements to repurchase with retail customers	61,044	62,176	79,668	75,326
Other borrowings	99,473	99,428	56,519	56,466
Advances by borrowers for taxes and insurance	16,654	17,773	11,156	14,371
Other liabilities	44,518	51,325	35,233	32,052
Total liabilities	6,532,745	6,724,335	4,814,065	4,787,660
Total stockholders’ equity	1,029,844	1,012,568	601,941	596,140
Total liabilities and stockholders’ equity	$7,562,589	$7,736,903	$5,416,006	$5,383,800

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Nine Months Ended,
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	|-------------------- (Unaudited) --------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$64,497	$63,135	$43,329	$184,229	$127,679
Mortgage-backed securities	4,105	4,297	2,738	12,087	8,189
Debt securities, equity investments and other	2,780	2,646	1,963	7,980	5,055
Total interest income	71,382	70,078	48,030	204,296	140,923
Interest expense:
Deposits	5,799	5,247	3,126	15,510	8,821
Borrowed funds	4,079	3,384	1,848	10,125	5,389
Total interest expense	9,878	8,631	4,974	25,635	14,210
Net interest income	61,504	61,447	43,056	178,661	126,713
Provision for loan losses	907	706	1,165	2,984	3,030
Net interest income after provision for loan losses	60,597	60,741	41,891	175,677	123,683
Other income:
Bankcard services revenue	2,425	2,373	1,785	6,717	5,202
Wealth management revenue	573	595	541	1,721	1,622
Fees and service charges	4,735	5,140	3,702	14,551	11,163
Net gain on sales of loans	31	6	17	654	74
Net unrealized loss on equity investments	(70)	(71)	—	(282)	—
Net (loss) gain from other real estate operations	(1,582)	(981)	432	(2,975)	(196)
Income from Bank Owned Life Insurance	1,337	1,335	881	3,813	2,436
Other	836	486	1	1,880	23
Total other income	8,285	8,883	7,359	26,079	20,324
Operating expenses:
Compensation and employee benefits	19,694	23,244	14,673	64,189	46,138
Occupancy	4,443	4,572	2,556	13,582	7,965
Equipment	2,067	2,034	1,605	6,004	5,006
Marketing	1,021	893	775	2,475	2,245
Federal deposit insurance	927	1,000	713	2,857	2,079
Data processing	3,125	3,667	2,367	9,968	6,809
Check card processing	799	1,116	871	2,904	2,640
Professional fees	1,066	1,397	846	3,746	2,901
Other operating expense	3,366	3,546	2,667	9,928	8,258
Amortization of core deposit intangible	995	1,001	507	2,828	1,544
Branch consolidation expense	1,368	1,719	1,455	2,911	6,939
Merger related expenses	662	6,715	1,698	25,863	6,300
Total operating expenses	39,533	50,904	30,733	147,255	98,824
Income before provision for income taxes	29,349	18,720	18,517	54,501	45,183
Provision for income taxes	5,278	3,018	5,700	9,301	12,669
Net income	$24,071	$15,702	$12,817	$45,200	$32,514
Basic earnings per share	$0.50	$0.33	$0.40	$0.97	$1.01
Diluted earnings per share	$0.50	$0.32	$0.39	$0.95	$0.98
Average basic shares outstanding	47,685	47,718	32,184	46,451	32,073
Average diluted shares outstanding	48,572	48,704	33,106	47,403	33,110

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Commercial:
Commercial and industrial		$343,121	$338,436	$370,711	$187,645	$183,510
Commercial real estate - owner - occupied		735,289	717,061	763,261	569,624	555,429
Commercial real estate - investor		2,019,859	2,076,930	2,034,708	1,187,482	1,134,416
Total commercial		3,098,269	3,132,427	3,168,680	1,944,751	1,873,355
Consumer:
Residential real estate		2,020,155	2,013,389	1,882,981	1,748,925	1,729,358
Home equity loans and lines		359,094	365,448	371,340	281,143	277,909
Other consumer		74,555	50,952	1,844	1,295	1,426
Total consumer		2,453,804	2,429,789	2,256,165	2,031,363	2,008,693
Total loans		5,552,073	5,562,216	5,424,845	3,976,114	3,882,048
Deferred origination costs, net		8,707	7,510	5,752	5,380	4,645
Allowance for loan losses		(16,821)	(16,691)	(16,817)	(15,721)	(16,584)
Loans receivable, net		$5,543,959	$5,553,035	$5,413,780	$3,965,773	$3,870,109
Mortgage loans serviced for others		$106,369	$105,116	$109,273	$121,662	$121,886
	At September 30, 2018 Average Yield
Loan pipeline (1):
Commercial	5.30%	$137,519	$166,178	$71,982	$53,859	$58,189
Residential real estate	4.34	64,841	64,259	73,513	43,482	44,510
Home equity loans and lines	5.25	11,030	9,240	11,338	7,412	8,826
Total	5.01%	$213,390	$239,677	$156,833	$104,753	$111,525

	For the Three Months Ended
	September 30, 2018			June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017
	Average Yield
Loan originations:
Commercial	5.34%	$136,764		$67,297		$59,150		$141,346		$97,420
Residential real estate	4.25	124,419		109,357		68,835		73,729		80,481
Home equity loans and lines	5.25	17,892		20,123		14,891		18,704		17,129
Total	4.85%	$279,075	(2)	$196,777	(4)	$142,876		$233,779		$195,030
Loans sold		$1,349	(3)	$422		$241	(5)	$1,422	(3)	$991	(3)

(1)	Loan pipeline includes pending loan applications and loans approved but not funded.

(2)	Excludes purchased loans of $25.0 million for other consumer.

(3)
Excludes the sale of under-performing residential loans of $5.1 million, $5.8 million and $3.5 million for the three months ended September 30, 2018, December 31, 2017, and September 30, 2017, respectively.

(4)	Excludes purchased loans of $23.6 million for commercial, $49.0 million for residential real estate, and $49.1 million for other consumer.

(5)	Excludes the sale of SBA loans acquired from Sun and under-performing loans totaling $8.5 million.

DEPOSITS	At
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Type of Account
Non-interest-bearing	$1,196,875	$1,195,980	$1,117,100	$756,513	$781,043
Interest-bearing checking	2,332,215	2,265,971	2,330,682	1,954,358	1,892,832
Money market deposit	584,250	574,269	613,183	363,656	384,106
Savings	887,799	903,777	917,288	661,167	668,370
Time deposits	853,111	879,409	929,083	607,104	623,908
	$5,854,250	$5,819,406	$5,907,336	$4,342,798	$4,350,259

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Non-performing loans:
Commercial and industrial	$1,727	$1,947	$1,717	$503	$63
Commercial real estate - owner-occupied	511	522	862	5,962	923
Commercial real estate - investor	8,082	6,364	7,994	8,281	8,720
Residential real estate	6,390	6,858	5,686	4,190	3,551
Home equity loans and lines	2,529	2,415	1,992	1,929	1,864
Total non-performing loans	19,239	18,106	18,251	20,865	15,121
Other real estate owned	6,231	7,854	8,265	8,186	9,334
Total non-performing assets	$25,470	$25,960	$26,516	$29,051	$24,455
Purchased credit-impaired (“PCI”) loans	$9,700	$12,995	$14,352	$1,712	$4,867
Delinquent loans 30 to 89 days	$26,691	$36,010	$35,431	$20,796	$24,548
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$3,568	$4,190	$4,306	$8,821	$270
Performing	24,230	24,272	33,806	33,313	35,808
Total troubled debt restructurings	$27,798	$28,462	$38,112	$42,134	$36,078
Allowance for loan losses	$16,821	$16,691	$16,817	$15,721	$16,584
Allowance for loan losses as a percent of total loans receivable (1)	0.30%	0.30%	0.31%	0.40%	0.42%
Allowance for loan losses as a percent of total non-performing loans	87.43	92.18	92.14	75.35	109.68
Non-performing loans as a percent of total loans receivable	0.35	0.33	0.34	0.52	0.39
Non-performing assets as a percent of total assets	0.34	0.34	0.35	0.54	0.45

(1)
The loans acquired from Sun, Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $34,357, $37,679, $40,717, $17,531, and $19,810 at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

NET CHARGE-OFFS	For the Three Months Ended
	September 30, 2018		June 30, 2018	March 31, 2018	December 31, 2017		September 30, 2017
Net Charge-offs:
Loan charge-offs	$(891)		$(1,284)	$(533)	$(2,523)		$(1,357)
Recoveries on loans	114		452	258	245		219
Net loan charge-offs	$(777)	(1)	$(832)	$(275)	$(2,278)	(1)	$(1,138)	(1)
Net loan charge-offs to average total loans (annualized)	0.06%		0.06%	0.02%	0.23%		0.12%
Net charge-off detail - (loss) recovery:
Commercial	$(246)		$(846)	$(10)	$(1,036)		$68
Residential real estate	(478)		(20)	(159)	(1,262)		(1,156)
Home equity loans and lines	(35)		31	(99)	28		(51)
Other consumer	(18)		3	(7)	(8)		1
Net loan charge-offs	$(777)	(1)	$(832)	$(275)	$(2,278)	(1)	$(1,138)	(1)

(1)
Included in net loan charge-offs for the three months ended September 30, 2018, December 31, 2017, and September 30, 2017 are $430, $1,124, and $907, respectively, relating to under-performing loans sold or held-for-sale.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$88,706	$172	0.77%	$115,724	$280	0.97%	$183,514	$438	0.95%
Securities (1)	1,080,784	6,713	2.46	1,119,354	6,663	2.39	817,867	4,263	2.07
Loans receivable, net (2)
Commercial	3,101,665	38,726	4.95	3,109,313	38,805	5.01	1,865,970	22,423	4.77
Residential	2,027,880	20,438	4.03	1,951,075	19,642	4.03	1,737,739	17,588	4.05
Home Equity	361,127	4,628	5.08	369,054	4,564	4.96	279,900	3,289	4.66
Other	52,764	705	5.30	7,604	124	6.54	1,112	29	10.35
Allowance for loan loss net of deferred loan fees	(9,350)	—	—	(11,076)	—	—	(12,370)	—	—
Loans Receivable, net	5,534,086	64,497	4.62	5,425,970	63,135	4.67	3,872,351	43,329	4.44
Total interest-earning assets	6,703,576	71,382	4.22	6,661,048	70,078	4.22	4,873,732	48,030	3.91
Non-interest-earning assets	865,054			871,920			460,795
Total assets	$7,568,630			$7,532,968			$5,334,527
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,300,270	2,313	0.40%	$2,372,777	2,028	0.34%	$1,852,421	1,173	0.25%
Money market	578,446	680	0.47	597,770	694	0.47	389,035	299	0.30
Savings	896,682	265	0.12	907,570	267	0.12	672,548	59	0.03
Time deposits	864,264	2,541	1.17	902,091	2,258	1.00	620,308	1,595	1.02
Total	4,639,662	5,799	0.50	4,780,208	5,247	0.44	3,534,312	3,126	0.35
FHLB Advances	475,536	2,542	2.12	376,527	1,900	2.02	264,652	1,153	1.73
Securities sold under agreements to repurchase	61,336	41	0.27	64,446	44	0.27	74,285	30	0.16
Other borrowings	99,438	1,496	5.97	99,383	1,440	5.81	56,502	665	4.67
Total interest-bearing liabilities	5,275,972	9,878	0.74	5,320,564	8,631	0.65	3,929,751	4,974	0.50
Non-interest-bearing deposits	1,210,650			1,149,764			781,047
Non-interest-bearing liabilities	61,272			51,262			32,360
Total liabilities	6,547,894			6,521,590			4,743,158
Stockholders’ equity	1,020,736			1,011,378			591,369
Total liabilities and equity	$7,568,630			$7,532,968			$5,334,527
Net interest income		$61,504			$61,447			$43,056
Net interest rate spread (3)			3.48%			3.57%			3.41%
Net interest margin (4)			3.64%			3.70%			3.50%
Total cost of deposits (including non-interest-bearing deposits)			0.39%			0.35%			0.29%

(continued)

	For the Nine Months Ended
	September 30, 2018			September 30, 2017
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$101,513	$660	0.87%	$180,821	$1,058	0.78%
Securities (1)	1,085,725	19,407	2.39	769,932	12,186	2.12
Loans receivable, net (2)
Commercial	2,995,847	110,920	4.95	1,849,246	65,619	4.74
Residential	1,941,594	59,117	4.06	1,720,185	52,231	4.05
Home Equity	357,490	13,335	4.99	283,419	9,760	4.60
Other	20,796	857	5.51	1,180	69	7.82
Allowance for loan loss net of deferred loan fees	(10,233)	—	—	(12,338)	—	—
Loans Receivable, net	5,305,494	184,229	4.64	3,841,692	127,679	4.44
Total interest-earning assets	6,492,732	204,296	4.21	4,792,445	140,923	3.93
Non-interest-earning assets	824,691			461,752
Total assets	$7,317,423			$5,254,197
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$2,313,012	6,099	0.35%	$1,746,601	3,086	0.24%
Money market	567,575	1,924	0.45	418,681	891	0.28
Savings	876,695	727	0.11	675,684	285	0.06
Time deposits	862,555	6,760	1.05	628,126	4,559	0.97
Total	4,619,837	15,510	0.45	3,469,092	8,821	0.34
FHLB Advances	391,956	5,954	2.03	258,147	3,340	1.73
Securities sold under agreements to repurchase	68,173	125	0.25	74,729	82	0.15
Other borrowings	93,046	4,046	5.81	56,450	1,967	4.66
Total interest-bearing liabilities	5,173,012	25,635	0.66	3,858,418	14,210	0.49
Non-interest-bearing deposits	1,121,695			781,608
Non-interest-bearing liabilities	55,881			28,351
Total liabilities	6,350,588			4,668,377
Stockholders’ equity	966,835			585,820
Total liabilities and equity	$7,317,423			$5,254,197
Net interest income		$178,661			$126,713
Net interest rate spread (3)			3.55%			3.44%
Net interest margin (4)			3.68%			3.54%
Total cost of deposits (including non-interest-bearing deposits)			0.36%			0.28%

(1)	Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.

(3)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017

Selected Financial Condition Data:
Total assets	$7,562,589	$7,736,903	$7,494,899	$5,416,006	$5,383,800
Debt securities available-for-sale, at estimated fair value	100,015	100,369	86,114	81,581	67,133
Debt securities held-to-maturity, net	883,540	922,756	982,857	764,062	733,983
Equity investments, at estimated fair value	9,519	9,539	9,565	8,700	8,714
Restricted equity investments, at cost	57,143	66,981	50,418	19,724	18,472
Loans receivable, net	5,543,959	5,553,035	5,413,780	3,965,773	3,870,109
Loans held-for-sale	732	919	167	241	338
Deposits	5,854,250	5,819,406	5,907,336	4,342,798	4,350,259
Federal Home Loan Bank advances	456,806	674,227	341,646	288,691	259,186
Securities sold under agreements to repurchase and other borrowings	160,517	161,604	181,822	136,187	131,792
Stockholders’ equity	1,029,844	1,012,568	1,007,460	601,941	596,140

	For the Three Months Ended,
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Selected Operating Data:
Interest income	$71,382	$70,078	$62,837	$47,906	$48,030
Interest expense	9,878	8,631	7,126	5,401	4,974
Net interest income	61,504	61,447	55,711	42,505	43,056
Provision for loan losses	907	706	1,371	1,415	1,165
Net interest income after provision for loan losses	60,597	60,741	54,340	41,090	41,891
Other income	8,285	8,883	8,910	6,745	7,359
Operating expenses	37,503	42,470	38,508	26,434	27,580
Branch consolidation expense	1,368	1,719	(176)	(734)	1,455
Merger related expenses	662	6,715	18,486	1,993	1,698
Income before provision for income taxes	29,349	18,720	6,432	20,142	18,517
Provision for income taxes	5,278	3,018	1,005	10,186	5,700
Net income	$24,071	$15,702	$5,427	$9,956	$12,817
Diluted earnings per share	$0.50	$0.32	$0.12	$0.30	$0.39
Net accretion/amortization of purchase accounting adjustments included in net interest income	$4,036	$4,883	$3,930	$1,956	$2,227

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	1.26%	0.84%	0.32%	0.73%	0.95%
Return on average stockholders’ equity (2)	9.36	6.23	2.54	6.56	8.60
Return on average tangible stockholders’ equity (2) (3)	14.39	9.64	3.80	8.89	11.74
Stockholders’ equity to total assets	13.62	13.09	13.44	11.11	11.07
Tangible stockholders’ equity to tangible assets (3)	9.35	8.87	9.11	8.42	8.39
Net interest rate spread	3.48	3.57	3.58	3.32	3.41
Net interest margin	3.64	3.70	3.70	3.42	3.50
Operating expenses to average assets (2)	2.07	2.71	3.37	2.03	2.29
Efficiency ratio (2) (4)	56.65	72.38	87.92	56.23	60.96
Loans to deposits	94.70	95.42	91.65	91.32	88.96

	For the Nine Months Ended September 30,
	2018	2017
Performance Ratios (Annualized):
Return on average assets (2)	0.83%	0.83%
Return on average stockholders’ equity (2)	6.25	7.42
Return on average tangible stockholders’ equity (2) (3)	9.56	10.14
Net interest rate spread	3.55	3.44
Net interest margin	3.68	3.54
Operating expenses to average assets (2)	2.69	2.51
Efficiency ratio (2) (4)	71.92	67.21

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Wealth Management:
Assets under administration	$209,796	$210,690	$221,493	$233,185	$225,904
Per Share Data:
Cash dividends per common share	$0.15	$0.15	$0.15	$0.15	$0.15
Stockholders’ equity per common share at end of period	21.29	20.97	20.94	18.47	18.30
Tangible stockholders’ equity per common share at end of period (3)	13.93	13.56	13.51	13.58	13.47
Common shares outstanding at end of period	48,382,370	48,283,500	48,105,623	32,596,893	32,567,477
Number of full-service customer facilities:	59	59	76	46	46
Quarterly Average Balances
Total securities	$1,080,784	$1,119,354	$1,056,774	$874,910	$817,867
Loans, receivable, net	5,534,086	5,425,970	4,950,007	3,898,040	3,872,351
Total interest-earning assets	6,703,576	6,661,048	6,107,017	4,928,937	4,873,732
Total assets	7,568,630	7,532,968	6,842,693	5,404,864	5,334,527
Interest-bearing transaction deposits	3,775,398	3,878,117	3,614,295	2,992,261	2,914,004
Time deposits	864,264	902,091	820,834	619,087	620,308
Total borrowed funds	636,310	540,356	481,163	392,154	395,439
Total interest-bearing liabilities	5,275,972	5,320,564	4,916,292	4,003,502	3,929,751
Non-interest bearing deposits	1,210,650	1,149,764	1,004,673	760,552	781,047
Stockholders’ equity	1,020,736	1,011,378	866,697	601,930	591,369
Total deposits	5,850,312	5,929,972	5,439,802	4,371,900	4,315,359
Quarterly Yields
Total securities	2.46%	2.39%	2.31%	2.09%	2.07%
Loans, receivable, net	4.62	4.67	4.64	4.37	4.44
Total interest-earning assets	4.22	4.22	4.17	3.86	3.91
Interest-bearing transaction deposits	0.34	0.31	0.28	0.25	0.21
Time deposits	1.17	1.00	0.97	1.08	1.02
Total borrowed funds	2.54	2.51	2.24	1.91	1.87
Total interest-bearing liabilities	0.74	0.65	0.59	0.54	0.50
Net interest spread	3.48	3.57	3.58	3.32	3.41
Net interest margin	3.64	3.70	3.70	3.42	3.50
Total deposits	0.39	0.35	0.33	0.32	0.29

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related and branch consolidation expenses. Refer to Other Items - Non-GAAP Reconciliation for impact of merger related and branch consolidation expenses.

(3)	Tangible stockholders’ equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.

(4)	Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Core earnings:
Net income	$24,071	$15,702	$5,427	$9,956	$12,817
Add: Merger related expenses	662	6,715	18,486	1,993	1,698
Branch consolidation expenses	1,368	1,719	(176)	(734)	1,455
Income tax expense related to Tax Reform	—	—	—	3,643	—
Less: Income tax (expense) benefit on items	(426)	(1,771)	(3,664)	2	(1,084)
Core earnings	$25,675	$22,365	$20,073	$14,860	$14,886
Core diluted earnings per share	$0.53	$0.46	$0.45	$0.45	$0.45

Core ratios (Annualized):
Return on average assets	1.35%	1.19%	1.19%	1.09%	1.11%
Return on average tangible stockholders’ equity	15.35	13.73	14.07	13.27	13.63
Efficiency ratio	53.74	60.39	59.59	53.67	54.71

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Total stockholders’ equity	$1,029,844	$1,012,568	$1,007,460	$601,941	$596,140
Less:
Goodwill	338,104	338,972	337,519	150,501	148,134
Core deposit intangible	17,954	18,949	19,950	8,885	9,380
Tangible stockholders’ equity	$673,786	$654,647	$649,991	$442,555	$438,626

Total assets	$7,562,589	$7,736,903	$7,494,899	$5,416,006	$5,383,800
Less:
Goodwill	338,104	338,972	337,519	150,501	148,134
Core deposit intangible	17,954	18,949	19,950	8,885	9,380
Tangible assets	$7,206,531	$7,378,982	$7,137,430	$5,256,620	$5,226,286
Tangible stockholders’ equity to tangible assets	9.35%	8.87%	9.11%	8.42%	8.39%

(continued)
ACQUISITION DATE - FAIR VALUE BALANCE SHEET
The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at the date of the acquisition for Sun, net of the total consideration paid (in thousands):

	At January 31, 2018
	Sun Book Value	Purchase Accounting Adjustments	Estimated Fair Value
Total Purchase Price:			$474,930
Assets acquired:
Cash and cash equivalents	$68,632	$—	$68,632
Securities	254,522	—	254,522
Loans	1,541,868	(24,696)	1,517,172
Accrued interest receivable	5,621	—	5,621
Bank Owned Life Insurance	85,238	—	85,238
Deferred tax asset	55,710	2,002	57,712
Other assets	49,561	(7,456)	42,105
Core deposit intangible	—	11,897	11,897
Total assets acquired	2,061,152	(18,253)	2,042,899
Liabilities assumed:
Deposits	(1,614,910)	(1,163)	(1,616,073)
Borrowings	(142,567)	14,820	(127,747)
Other liabilities	(14,372)	2,620	(11,752)
Total liabilities assumed	(1,771,849)	16,277	(1,755,572)
Net assets acquired	$289,303	$(1,976)	$287,327
Goodwill recorded in the merger			$187,603
The calculation of goodwill is subject to change for up to one year after the date of acquisition as additional information relative to the closing date estimates and uncertainties become available. As the Company finalizes its review of the acquired assets and liabilities, certain adjustments to the recorded carrying values may be required.